Filed pursuant to Rule 424(b)(5)

Registration No. 333-266839

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 12, 2022)

21,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

We are offering 21,000,000 of our ordinary shares, €0.15 nominal value per share, in a global offering consisting of (i) a public offering in the United States of 750,000 ordinary shares in the form of 375,000 American Depositary Shares, or ADSs, or the U.S. offering and (ii) an offering of 20,250,000 ordinary shares outside of the United States exclusively addressed to “qualified investors,” as such term is defined in article 2(e) of the Regulation (EU) No. 2017/1129 of the European Parliament and Council of June 14, 2017, through certain of the underwriters named in this prospectus supplement, or the European offering.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN.” On September 29, 2022, the last reported sale price of our ADSs was $9.80 per ADS. Our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “VLA.” On September 29, 2022, the closing price of our ordinary shares on Euronext Paris was €5.10 per ordinary share.

The U.S. offering and the European offering are collectively referred to in this prospectus supplement as the global offering. The total number of ordinary shares (including those in the form of ADSs) in the U.S. offering and the European offering is subject to reallocation between them.

Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in the pharmaceutical, cosmetics or chemical sector or in the field of medical devices and/or technologies or research in these areas.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

	Per Ordinary Share	Per ADS	Total
Offering price	€4.90	$9.51	$99,874,740
Underwriting commissions(1)	€0.29	$0.57	$5,992,484
Proceeds to the Company (before expenses)	€4.61	$8.94	$93,882,256
(1)	We refer you to “Underwriting” beginning on page S-22 of this prospectus supplement for additional information regarding underwriting compensation.

Bpifrance Participations S.A, which is an existing shareholder, has indicated an interest in purchasing up to an aggregate of €5.0 million of the ordinary shares in this global offering at the offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell fewer or no ordinary shares in this global offering to Bpifrance Participations S.A., or Bpifrance Participations S.A. may determine to purchase fewer or no ordinary shares in this global offering.

Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

For the U.S. offering, the ADSs will be ready for delivery on or about October 4, 2022, through the book-entry facilities of The Depository Trust Company. For the European offering, the ordinary shares will be ready for delivery on or about October 4, 2022 through the book-entry facilities of Euroclear France.

Joint Book-Running Managers
Goldman Sachs	Jefferies	Guggenheim Securities	Bryan, Garnier & Co.

The date of this prospectus supplement is September 29, 2022.

ABOUT THIS PROSPECTUS supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this global offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this global offering. Generally, when we refer to the “prospectus” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information that you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of any securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed and are incorporated herein by reference, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not, and the underwriters are not, making offers to sell or solicitations of offers to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this global offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the global offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

Unless otherwise indicated, all references in this prospectus supplement to “Valneva,” “the company,” “our company,” “we,” “us” and “our” refer to Valneva SE and its consolidated subsidiaries.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in euros and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

Unless otherwise specified, all monetary amounts are in euros. All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Unless otherwise indicated, certain euro amounts contained in this prospectus supplement have been translated into U.S. dollars at the rate of €1.00 to $0.9706, which was the exchange rate as reported by the European Central Bank on September 29, 2022. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of euro at the dates indicated. Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this global offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this global offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto, which are incorporated herein by reference. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a specialty vaccine company focused on the development, manufacturing and commercialization of prophylactic vaccines for infectious diseases with significant unmet medical need. We take a highly specialized and targeted approach to vaccine development and then apply our deep understanding of vaccine science to develop prophylactic vaccines to address these diseases. We have leveraged our expertise and capabilities both to successfully commercialize two vaccines and to rapidly advance a broad range of vaccine candidates into and through the clinic. We also have a robust manufacturing and laboratory platform with facilities across Europe to meet our clinical and commercial needs, including BioSafety Level 3 manufacturing and research and development facilities.

Our clinical portfolio is composed of a number of highly differentiated vaccine candidates that are designed to provide preventative solutions to diseases with high unmet need:

●	VLA15 is a Phase 3 vaccine candidate targeting Borrelia, the bacterium that causes Lyme disease, under development in collaboration with Pfizer. VLA15 targets the six most prevalent serotypes, or variations, of Borrelia in the United States and in Europe. Pending successful completion of the Phase 3 study, Pfizer could potentially submit a Biologics License Application, or BLA, to the U.S. Food and Drug Administration, or FDA, and Marketing Authorization Application to the European Medicines Agency in 2025.

●	VLA1553 targets the chikungunya virus and is currently the only chikungunya vaccine candidate that successfully completed primary analysis in pivotal Phase 3 studies. These results will support submission of a BLA with the FDA, initiated in August 2022 and expected to be completed at the end of 2022.

●	VLA2001 is an inactivated, whole virus, dual-adjuvanted vaccine against the SARS-CoV-2 virus that causes COVID-19 and is the only inactivated vaccine to have received a standard marketing authorization in Europe.

Our commercial portfolio includes IXIARO (also marketed as JESPECT in Australia and New Zealand), indicated for the prevention of Japanese encephalitis in travelers and military personnel, and DUKORAL, indicated for the prevention of cholera and, in Canada, Switzerland, New Zealand and Thailand, prevention of diarrhea caused by ETEC, the leading causes of travelers’ diarrhea.

Corporate Information

We were incorporated on March 24, 1999 as a limited liability company and converted into a European Company (Societas Europaea, or SE) on May 28, 2013. Our principal executive offices are located at 6 rue Alain Bombard, 44800 Saint-Herblain, France. We are registered at the Nantes Trade and Companies Registry under the number 422 497 560. Our telephone number at our principal executive offices is +33 2 28 07 37 10. We have eight wholly owned subsidiaries—Valneva Austria GmbH, a limited liability company formed under the laws of Austria in 2013, Valneva Scotland Ltd., a private company limited by shares formed under the laws of Scotland in 2003, Valneva USA, Inc., a Delaware corporation formed in 1997, Vaccines Holdings Sweden AB, a private limited company formed under the laws of Sweden in 2014, Valneva Sweden AB, a private limited company formed under the laws of Sweden in 1992, Valneva Canada, Inc., a corporation formed under the laws of Canada in 2015, Valneva UK Ltd., a private company formed under the laws of England and Wales in 2015, and Valneva France SAS, a société par actions simplifiée formed under the laws of France in 2019.

Our agent for service of process in the United States is Valneva USA, Inc., 4550 Montgomery Avenue, Suite 460, Bethesda, MD 20878, + 1 301 556 4500.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.valneva.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement is not part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

●	to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will cease to be an emerging growth company on December 31, 2022. Until then, we may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our management board and supervisory board and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE Global OFFERING

Offering	21,000,000 ordinary shares offered by us, consisting of 750,000 ordinary shares in the form of 375,000 ADSs offered in the U.S. offering and 20,250,000 ordinary shares offered in the European offering. The total number of ordinary shares (including in the form of ADSs) in the U.S. offering and European offering is subject to reallocation between them.

Offering price	The offering price is $9.51 per ADS in the U.S. offering, corresponding to an offering price of €4.90 per ordinary share in the European offering.

U.S. offering (ADSs)	375,000 ADSs, each representing two ordinary shares.

European offering (ordinary shares)	20,250,000 ordinary shares.

Ordinary shares (including in the form of ADSs) to be outstanding after the global offering	138,207,021 ordinary shares (including in the form of ADSs).

American Depositary Shares	The depositary will be the holder of the ordinary shares underlying the ADSs, and purchasers of ADSs in the U.S. offering will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. Purchasers of ADSs may surrender their ADSs to the depositary for cancellation to receive the ordinary shares underlying their ADSs. The depositary will charge them a fee for such a cancellation. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is filed as an exhibit to the registration statement that includes the accompanying prospectus.

Purchaser restrictions	Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) natural persons and legal entities, including companies, trusts or investment funds or other investment vehicle(s), regardless of their form, organized under French or foreign law, that invest on a regular basis in the pharmaceutical, biotechnological or medical technology sector and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in the pharmaceutical, cosmetic or chemical sector or in the field of medical devices and/or technologies or research in these sectors. In order to purchase ADSs in the U.S. offering, you will be required to execute and provide an investor letter representing that you satisfy the foregoing investor criteria.

Depositary	Citibank, N.A.

Use of Proceeds	We currently intend to use approximately 50% of the proceeds to finance the co-development and marketing of our vaccine candidate against Lyme disease (VLA15); approximately 40% of the proceeds to finance the development and marketing of our vaccine candidate against the chikungunya virus (VLA1553); approximately 5% of the proceeds to finance the development of two of our preclinical vaccine candidates, VLA1554 and VLA2112; and approximately 5% of the proceeds for working capital and for general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement, and in documents incorporated by reference into this prospectus supplement.

Nasdaq Global Select Market symbol for ADSs	“VALN”

Euronext Paris symbol for Ordinary Shares	“VLA”

Bpifrance Participations S.A, which is an existing shareholder, has indicated an interest in purchasing up to an aggregate of €5.0 million of the ordinary shares in this global offering at the offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell fewer or no ordinary shares in this global offering to Bpifrance Participations S.A., or Bpifrance Participations S.A. may determine to purchase fewer or no ordinary shares in this global offering.

The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2022 was 117,207,021, which excludes:

●	15,625 ordinary shares issuable upon the exercise of outstanding equity warrants (bons de souscription d’actions);

●	2,739,613 ordinary shares issuable upon exercise of outstanding stock options;

●	1,145,756 ordinary shares issuable upon full vesting of outstanding free ordinary shares (actions ordinaires gratuites); and

●	ordinary shares that may be issued in the future under our share-based compensation plans and other delegations of authority from our shareholders.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of warrants, vesting of free ordinary shares or other equity awards or conversion of preferred shares subsequent to June 30, 2022.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021 as updated by our subsequent filings including our Reports on Form 6-K, which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. The risk factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “- Risks related to Ownership of Our Ordinary Shares and the ADSs.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

If you purchase ordinary shares or ADSs in this offering, you will experience substantial and immediate dilution.

If you purchase ordinary shares or ADS in this global offering, you will experience substantial and immediate dilution of €3.75 per ordinary share and $7.22 per ADS in the net tangible book value after giving effect to the global offering at the public offering price of €4.90 per ordinary share and $9.51 per ADS, because the price that you pay will be substantially greater than the net tangible book value per ADS or ordinary share, as applicable, that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased their ordinary shares. You will experience additional dilution upon exercise of any outstanding equity warrants (bons de souscription d’actions), stock options, upon the vesting of free ordinary shares (actions ordinaires gratuites) or upon conversion of convertible preferred shares or if we otherwise issue additional ordinary shares or ADSs below the offering price. For a further description of the dilution that you will experience immediately after this global offering, see “Dilution.”

In addition, in the future, we may issue additional ADSs, ordinary shares, or other equity or debt securities convertible into ordinary shares, or seek additional capital through a variety of means, including public or private equity. Any such issuance or financings could result in substantial dilution to our existing securityholders and could cause the price of our ADSs to decline.

Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ordinary shares or ADSs.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of ordinary shares or ADSs in the public market after the 90-day contractual lock-up and other legal restrictions on resale discussed in this prospectus supplement lapse, the trading price of the ADSs could decline significantly and could decline below the offering price. Upon completion of this global offering, based on the number of ordinary shares outstanding as of June 30, 2022, we will have 138,207,021 outstanding ordinary shares, including ordinary shares represented by ADSs, approximately 29.4 million of which are subject to a contractual restriction on selling for up to 90 days, subject to customary exceptions. Goldman Sachs Bank Europe SE and Jefferies LLC may waive the lock-up agreements entered into in connection with this global offering prior to the expiration thereof in their sole discretion. See “Underwriting.”

We have broad discretion in the use of the net proceeds from this global offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds that we receive from this global offering as well as of our existing cash, cash equivalents short-term investments and non-current financial assets, and we may spend or invest these funds in a way with which our shareholders or holders of our ADSs disagree. Our failure to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports filed on Form 6-K filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	timing and expected outcomes of clinical trials, pre-clinical studies, regulatory submissions and approvals;

●	expected benefits of our approach to vaccine development, particularly with respect to our vaccine candidates in development;

●	estimates and expectations regarding the impact of reduced order volumes of VLA2001 on our financial statements, including potential future write-offs of inventory, and our future plans for this program;

●	our expectations with respect to future investment in the development and commercialization of VLA2001;

●	the potential safety and effectiveness of our vaccine candidates in development and, with respect to VLA2001, the potential for this vaccine to complement other COVID-19 vaccines, be used as a booster or be used to treat specific populations or age groups;

●	our ability to successfully develop, advance and commercialize our pipeline of product candidates;

●	our expectations and forecasts for sales of our approved products, particularly our COVID-19 vaccine, including order volumes and timing;

●	the present and future effects of the COVID-19 pandemic on our sales and operations, including our expectations and assumptions regarding the resumption of travel and the future demand for travel vaccines and COVID-19 vaccines;

●	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain our current collaborations and partnerships and our ability to enter into new collaborations and partnerships;

●	our expectations related to future milestone and royalty payments and other revenue under our collaborations and partnerships;

●	our ability to safely and effectively scale up our manufacturing capabilities and supply a sufficient quantity of our products and product candidates;

●	our ability to meet our obligations under our various collaboration, partnership and distribution arrangements and financing arrangements;

●	our estimate regarding future revenue, expenses, capital requirements and need for additional financing;

●	estimates of market opportunity for our approved products and vaccine candidates;

●	the effects of increased competition as well as innovations by new and existing competitors in our industry;

●	our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States, Europe and other countries;

●	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

●	the anticipated use of proceeds from this global offering, if any; and

●	other risks and uncertainties, including those listed in this prospectus supplement under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the global offering of approximately $93.1 million (€96.0 million), based on the public offering price of $9.51 per ADS and €4.90 per ordinary share, after deducting underwriting commissions and estimated offering expenses payable by us.

We currently intend to use approximately 50% of the proceeds to finance the co-development and marketing of our vaccine candidate against Lyme disease (VLA15); approximately 40% of the proceeds to finance the development and marketing of our vaccine candidate against the chikungunya virus (VLA1553); approximately 5% of the proceeds to finance the development of two of our preclinical vaccine candidates, VLA1554 and VLA2112; and approximately 5% of the proceeds for working capital and for general corporate purposes.

We currently have no specific plans as to how the net proceeds from the global offering will be allocated beyond the uses specified above and therefore management will retain discretion with respect to the use of the net proceeds of the global offering.

As of June 30, 2022, we had cash and cash equivalents of €336.2 million. We believe our cash and cash equivalents, together with the net proceeds of the global offering, will be sufficient to fund our operations through at least the end of 2024. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

The expected use of the net proceeds from the global offering and time horizon for the use of our funds represent our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of the global offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from pre-clinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our vaccine candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from the global offering.

Pending our use of the net proceeds from the global offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our ordinary shares. Under our credit facility, except with respect to certain permitted dividend distributions, we are generally not permitted to declare or make any dividend with respect to our share capital. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business, given our state of development.

Subject to the requirements of French law and our bylaws, dividends may only be distributed from our distributable profits, plus any amounts held in our available reserves which are reserves other than legal and statutory and revaluation surplus. Dividend distributions, if any in the future, will be made in euro and converted into U.S. dollars with respect to the ADSs, as provided in the deposit agreement. See “Description of Share Capital” in our most recent Annual Report on Form 20-F filed with the SEC for more information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022:

●	on an actual basis, as previously reported; and

●	an as adjusted basis to reflect: (1) our issuance and sale of (a) 20,250,000 ordinary shares in the European offering at a public offering price of €4.90 per ordinary share and (b) 375,000 ADSs in the U.S. offering at a public offering price of $9.51 per ADS, after deducting underwriting commissions and estimated offering expenses payable by us; and (2) the application of our net proceeds of this offering as described under the section of this prospectus supplement titled “Use of Proceeds.”

You should read this table in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.

€ in thousands	As of June 30, 2022
	Actual	As Adjusted(1)
Cash and cash equivalents	€336,225	€432,191
Liabilities—current portion	436,128	436,128
Liabilities—non-current portion(2)	195,722	195,722
Total liabilities	€631,850	€631,850
Share capital	17,603	20,753
Share premium	501,638	594,454
Other reserves	52,482	52,482
Retained earnings (accumulated deficit)	(306,974)	(306,974)
Profit (loss) for period	(171,493)	(171,493)
Total shareholders’ equity	€93,255	€189,221
Total capitalization	€725,107	€821,073

(1)	Assumes an exchange rate of $1.0387 per euro, the exchange rate reported by the European Central Bank as at June 30, 2022.
(2)	Non-current liabilities include €67,058 thousands of borrowings as of June 30, 2022, which amounted to €70,245 thousands as of August 31, 2022 due to foreign exchange fluctuation.

DILUTION

If you invest in our ADSs or ordinary shares in this global offering, your ownership interest will be diluted to the extent of the difference between the offering price per ADS or ordinary share paid by you and our as adjusted net tangible book value per ADS or ordinary share after completion of the global offering. Our net tangible book value as of June 30, 2022 was €62.5 million ($65.0 million), (with this and all other convenience translations presented in this section, “Dilution,” based on the exchange rate reported by the European Central Bank as at June 30, 2022, of €1.00 = $1.0387), or €0.53 per ordinary share (equivalent to $1.11 per ADS). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) 117,207,021 ordinary shares outstanding as of June 30, 2022.

After giving effect to our sale of ordinary shares (including in the form of ADSs) in the global offering, assuming all shares in the global offering are allocated to the U.S. offering and sold at the offering price of $9.51 per ADS in the U.S. offering, and after deducting underwriting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2022 would have been €158.5 million ($158.1 million), or €1.15 per ordinary share (equivalent to $2.29 per ADS). This represents an immediate increase in as adjusted net tangible book value of €0.61 per ordinary share (equivalent to $1.18 per ADS) to existing shareholders and an immediate dilution in as adjusted net tangible book value of €3.75 per ordinary share (equivalent to $7.22 per ADS) to new investors.

The following table illustrates this calculation on a per ordinary share and per ADS basis:

	Per Ordinary Share	Per ADS
Offering price	€4.90	$9.51
Historical net tangible book value per ordinary share or ADS as of June 30, 2022	€0.53	$1.11
Increase in net tangible book value per ordinary share or ADS attributable to new investors purchasing ordinary shares or ADSs in this global offering	€0.61	$1.18
As adjusted net tangible book value per ordinary share or ADS after giving effect to the global offering	€1.15	$2.29
Dilution per ordinary share or ADS to new investors participating in the global offering	€3.75	$7.22

 The following table sets forth consideration paid to us in cash for ordinary shares (including in the form of ADSs) purchased from us by our existing shareholders (translated into U.S. dollars at an exchange rate of €1.00 = $1.0387) as of June 30, 2022 and by new investors participating in this global offering based on an offering price of €4.90 per ordinary share in the European private placement and $9.51 per ADS in the U.S. offering, and before deducting underwriting commissions and estimated offering expenses payable by us.

	Ordinary Shares (including in the form of ADSs) Purchased from Us		Total Consideration			Average Price per Ordinary Share
	Number	Percent	Amount		Percent
Existing shareholders as of June 30, 2022	117,207,021	84.8%	€590,593,243	(1)	85.2%	€5.04
New investors	21,000,000	15.2%	€102,900,000		14.8%	€4.90
Total	138,207,021	100.0%	€693,493,243		100.0%
(1)	Of which €100.6 million relates to consideration arising from the merger with Intercell AG in 2013.

The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2022 was 117,207,021, which excludes:

●	15,625 ordinary shares issuable upon the exercise of outstanding equity warrants (bons de souscription d’actions);

●	2,739,613 ordinary shares issuable upon exercise of outstanding stock options;

●	1,145,756 ordinary shares issuable upon full vesting of outstanding free ordinary shares (actions ordinaires gratuites); and

●	ordinary shares that may be issued in the future under our share-based compensation plans and other delegations of authority from our shareholders.

MATERIAL U.S. FEDERAL INCOME AND FRENCH TAX CONSIDERATIONS

Material U.S. federal income tax considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds our ordinary shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state, local and non-U.S. tax consequences, estate tax consequences, alternative minimum tax consequences, the impact of special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

●	banks, insurance companies, and certain other financial institutions;

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	dealers or traders in securities who use a mark-to-market method of tax accounting;

●	persons holding ordinary shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares or ADSs;

●	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

●	brokers, dealers or traders in securities, commodities or currencies;

●	tax-exempt entities or government organizations;

●	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

●	regulated investment companies or real estate investment trusts;

●	persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons holding shares or ADSs in connection with a trade or business outside the United States;

●	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

●	persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares or ADSs and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of ordinary shares or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between France and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a position different from what is described below concerning the tax consequences of the acquisition, ownership and disposition of ordinary shares or ADSs or that such a position would not be sustained by a court.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares or ADSs and is:

(1)  an individual who is a citizen or resident of the United States;

(2)  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3)  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares or ADSs in their particular circumstances.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.

Passive Foreign Investment Company rules

Under the Code, we will be a PFIC for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the value of our assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. Cash and cash-equivalents are passive assets for these purposes. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of assets and income of such corporation. If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements.

We do not believe that we were characterized as a PFIC for the year ended December 31, 2021 and do not expect to be a PFIC for the year ending December 31, 2022. However, the determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year. In addition, the total value of our assets for PFIC testing purposes (including goodwill) may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Accordingly, if our market capitalization declines while we hold a substantial amount of cash and cash-equivalents for any taxable year we may be a PFIC for that taxable year. Under the income test, our status as a PFIC depends on the composition of our income for the relevant taxable year which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how we spend the cash we raise in any offering, including this global offering. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the ordinary shares or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares or ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.

For each taxable year that we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ordinary shares or ADSs, unless our ordinary shares or ADSs constitute “marketable stock” and such U.S. Holder makes a mark-to-market election (as discussed below). Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares or ADSs will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares or ADSs;

●	the amount allocated to the taxable year of the disposition or distribution (as applicable), and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares or ADSs cannot be treated as capital, even if a U.S. Holder holds the ordinary shares or ADSs as capital assets.

If we are a PFIC, a U.S. Holder generally will be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries or any other entities in which we hold equity interests that also are PFICs, or lower-tier PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to lower-tier PFICs.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares or ADSs by making an effective QEF Election. However, a U.S. Holder can only make a QEF election with respect to ordinary shares or ADSs in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We do not presently intend to provide the information required to allow a U.S. Holder to make a QEF election if we are a PFIC.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares or ADSs by making a mark-to-market election with respect to the ordinary shares or ADSs, provided that the ordinary shares or ADSs are “marketable stock.” Ordinary shares or ADSs will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs will be listed on the Nasdaq Global Select Market, which is a qualified exchange for these purposes. Consequently, if our ADSs remain listed on the Nasdaq Global Select Market and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares or ADSs.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares or ADSs over the fair market value of the ordinary shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares or ADSs in any year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report may result in substantial penalties and extend the statute of limitations with respect to the U.S. Holder’s federal income tax return. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Taxation of distributions

Subject to the discussion above under “Passive Foreign Investment Company rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder for our taxable year of the distribution or the preceding taxable year. The amount of a dividend will include any amounts withheld by us in respect of French income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ordinary shares or ADSs or rights to acquire ordinary shares or ADSs) will be the fair market value of such property on the date of distribution.

For foreign tax credit purposes, our dividends will generally be treated as passive category income. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, certain French income taxes withheld from dividends on ordinary shares or ADSs at a rate not exceeding the rate provided by the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. However, recently issued Treasury Regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any French income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or other taxable disposition of ordinary shares and ADSs

Subject to the discussion above under “Passive Foreign Investment Company rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Information reporting and backup withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with respect to foreign financial assets

Certain U.S. Holders who are individuals and certain closely-held entities may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by financial institutions, in which case the accounts themselves may have to be reported if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares or ADSs.

Material French Tax Considerations

The following describes the material French income tax consequences to U.S. holders of purchasing, owning and disposing of our ADSs and, unless otherwise noted, this discussion is the opinion of Hogan Lovells Paris LLP, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The description of the French income tax and wealth tax consequences set forth below is based on the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994, or the Treaty, which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement.

This discussion applies only to investors that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty.

In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ADSs).

U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes and Transfer Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Financial Transaction Tax

Pursuant to Article 235 ter ZD of the Code général des impôts (French Tax Code, or FTC), purchases of shares or ADSs of a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Financial Market Authority, or AMF, are subject to a 0.3% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year pursuant to Regulations BOI-ANNX-000467-29/12/2021 issued on December 29, 2021. A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French State. As at December 1, 2021, our market capitalization did exceed 1 billion euros. However, the Nasdaq Global Select Market is not currently acknowledged by the French AMF, even though this may change in the future.

Purchases of our securities may be subject to such tax provided that (i) its market capitalization continues to exceed 1 billion euros and (ii) that the Nasdaq Global Select Market becomes a foreign regulated market formally acknowledged by the AMF.

In the case where Article 235 ter ZD of the FTC is not applicable, transfers of shares issued by a French company, which is listed on a regulated or organized market within the meaning of the French Financial and Monetary Code, are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France. Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided such U.S. holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives (as an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds).

Under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A) and has held more than 25% of our dividend rights, known as “droits aux benefices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 12.8% if such U.S. holder is an individual or 25% for corporate bodies or other legal entities (as from January 1, 2022). Special rules apply to U.S. holders who are residents of more than one country.

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 25% otherwise. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:

●	such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with the French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

●	the depositary or other financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 25%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid.

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to immediately obtain a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 25% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.

Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Subject to certain specific conditions, a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime and to obtain a withholding tax refund. Furthermore, subject to certain conditions, a corporate U.S. Holder may compute the withholding tax on a net basis (i.e., after deduction of expenses) and obtain a partial withholding tax refund.

Real Estate Wealth Tax

On January 1, 2018, the French wealth tax was replaced with a real estate wealth tax (“impôt sur la fortune immobilière”, or IFI). Individuals holding directly or indirectly through one or more legal entities real estate assets or rights with a value exceeding €1,300,000 may fall within the scope of the IFI. A general exclusion applies to real estate assets owned by companies carrying out a commercial or industrial activity when the taxpayer (together with the members of his/her household) holds directly or indirectly less than 10% of the share capital or voting rights of the company. ADSs owned by a U.S. holder should not fall within the scope of the IFI provided that such U.S. holder does not own (together with the members of his/her household) directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital. U.S. holders holding directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital should seek additional advice.

THE DISCUSSION ABOVE IS A SUMMARY OF THE MATERIAL FRENCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR ADSs OR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSs OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

The global offering consists of:

•	an offering of a total of 750,000 ordinary shares in the form of 375,000 ADSs in the United States, Canada and countries outside Europe; and

•	a concurrent private placement of a total of 20,250,000 ordinary shares in Europe (including France).

We and the underwriters named below have entered into an underwriting agreement with respect to the ordinary shares and ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs and/or ordinary shares indicated in the following table. Goldman Sachs Bank Europe SE, Jefferies GmbH and Jefferies LLC are the representatives of the underwriters.

Underwriters	Number Of Ordinary Shares (including in the form of ADSs)
Goldman Sachs Bank Europe SE	9,030,000
Jefferies GmbH	7,035,000
Guggenheim Securities, LLC	3,097,500
Bryan Garnier Securities SAS	1,837,500
Total	21,000,000

The underwriters are committed to take and pay for all of the ADSs and ordinary shares being offered, if any are taken.

Bpifrance Participations S.A, which is an existing shareholder, has indicated an interest in purchasing up to an aggregate of €5.0 million of the ordinary shares in this global offering at the offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell fewer or no ordinary shares in this global offering to Bpifrance Participations S.A., or Bpifrance Participations S.A. may determine to purchase fewer or no ordinary shares in this global offering. The underwriters will receive the same underwriting commission on any securities purchased by Bpifrance Participations S.A. as they will on any other securities sold to the public in the global offering.

The address of Goldman Sachs Bank Europe SE is Taunusanlage 9-10, 60329 Frankfurt am Main, Germany, and the address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022.

The following table shows the per ordinary share, per ADS and total underwriting commissions to be paid to the underwriters by us.

Per Ordinary Share	€0.29
Per ADS(1)	$0.57
Total(1)	$5,992,484

(1)	Assumes an exchange rate of $0.9706 per euro, the exchange rate on September 29, 2022, as reported by the European Central Bank.

Ordinary shares and ADSs sold by the underwriters to the public will initially be offered at the offering prices set forth on the cover of this prospectus supplement. Any ordinary shares or ADSs sold by the underwriters to securities dealers may be sold at a discount of up to €0.176 per ordinary share and $0.342 per ADS, from the initial public offering price. After the global offering of the ordinary shares and ADSs, the representatives may change the offering price and the other selling terms. The global offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of ordinary shares or ADSs may be made by affiliates of the underwriters.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the global offering. The underwriters may agree to allocate a number of ordinary shares, which may be in the form of ADSs, to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make internet distributions on the same basis as other allocations.

We, the members of our Management Board and Supervisory Board and certain of our shareholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their ordinary shares or ADSs or securities convertible into or exchangeable ordinary shares or ADSs during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

The public offering price has been negotiated among us and the representatives. Among the factors to be considered in determining the public offering price of the shares, in addition to prevailing market conditions, will be our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN” and our ordinary shares are listed on Euronext Paris under the symbol “VLA.”

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our ordinary shares and ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares and ADSs. As a result, the price of the ordinary shares and ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the global offering, excluding underwriting commissions, will be approximately $700,000. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is the agent under an Open Market Sale Agreement dated as of August 12, 2022, with us. Under the Open Market Sale Agreement, we may offer and sell, from time to time, up to $75.0 million of our ADSs through Jefferies LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

General

Under the authority granted by our shareholders to conduct the global offering, the ADSs and ordinary shares that we are offering may only be purchased initially by (i) natural persons and legal entities, including companies, trusts or investment funds or other investment vehicle(s), regardless of their form, organized under French or foreign law, that invest on a regular basis in the pharmaceutical, biotechnological or medical technology sector and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in the pharmaceutical, cosmetic or chemical sector or in the field of medical devices and/or technologies or research in these sectors.

European Economic Area

In relation to each Member State of the European Economic Area, or each a Relevant State, no ordinary shares, or Shares, have been offered or will be offered pursuant to the global offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

MiFID II Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of ordinary shares has led to the conclusion that: (i) the target market for the ordinary shares is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU, as amended, or MiFID II; and (ii) all channels for distribution of the ordinary shares to eligible counterparties, professional clients and retail clients are appropriate. Any person subsequently offering, selling or recommending the ordinary shares, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the ordinary shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels. For the avoidance of doubt, even if the target market includes retail clients, it has been decided that the ordinary shares will only be offered to persons who meet the criteria of eligible counterparties and professional clients.

UK MiFIR Product Governance

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of ordinary shares has led to the conclusion that: (i) the target market for the ordinary shares is retail clients, as defined in point (8) of article 2 of Regulation (EU) No 2017/565 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and eligible counterparties, as defined in the UK Financial Conduct Authority (“FCA”) Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the ordinary shares are appropriate. Any person subsequently offering, selling or recommending the ordinary shares (a “UK Distributor”) should take into consideration the manufacturer’s target market assessment; however, a UK Distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the ordinary shares (by either adopting or refining the manufacturer‘s target market assessment) and determining appropriate distribution channels. For the avoidance of doubt, even if the target market includes retail clients, it has been decided that the ordinary shares will only be offered to persons who meet the criteria of eligible counterparties and professional clients.

United Kingdom

This prospectus supplement and any other material in relation to the common shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No ordinary shares, or Shares, have been offered or will be offered pursuant to the global offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the Shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares in the global offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company, the representatives and their affiliates that it meets the criteria outlined in this section.

France

The ADSs have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus supplement or any marketing materials relating to the ADSs may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France (except for public offerings defined in Article L.411-2 1° of the French Code monétaire et financier).

The ordinary shares in the form of ADSs may only be offered or sold in France pursuant to article L. 411-2 1° of the French Code monétaire et financier to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of the Prospectus Regulation) acting for their own account, and in accordance with articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4, D.744-1 and D. 754-1 and D. 764-1 of the French Code monétaire et financier.

Prospective investors are informed that:

•	neither this prospectus supplement nor any other offering materials relating to the ordinary shares in the form of ADSs described in this prospectus supplement has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);
•	neither this prospectus supplement, nor any offering material relating to the ordinary shares in the form of ADSs has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the ordinary shares in the form of ADSs to the public in France within the meaning of article L. 411-1 of the French Code monétaire et financier (other than public offerings defined in Article L.411-2 1° of the French Code monétaire et financier);
•	individuals or entities referred to in article L. 411-2 1° of the French Code monétaire et financier may participate in the global offering, as provided under articles D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; and
•	the direct and indirect distribution or sale to the public of the ordinary shares in the form of ADSs acquired by them may only be made in compliance with articles L. 411-1, L. 411-2 1°, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Code monétaire et financier.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this global offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or Securities and Futures Ordinance”, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement and the accompanying prospectus, no reportable material changes have occurred since December 31, 2021.

ENFORCEMENT OF JUDGMENTS

We are a corporation organized under the laws of France. The majority of our members of the Management Board and Supervisory Board are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident members of the Management Board and Supervisory Board in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident members of the Management Board and supervisory;

●	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident members of the Management Board and Supervisory Board; and

●	to enforce against us or our Management Board in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgment was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process, and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Management Board and Supervisory Board or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Management Board and Supervisory Board or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS

Cooley LLP, Boston, Massachusetts, is representing us in connection with this global offering. The validity of our ordinary shares, including ordinary shares represented by ADSs offered by this prospectus supplement and certain other matters governed by French law will be passed on for us by Hogan Lovells Paris LLP. French and U.S. legal counsel to the underwriters in connection with this global offering is Gide Loyrette Nouel A.A.R.P.I., Paris, France and Goodwin Procter LLP, New York, New York, respectively.

EXPERTS

The consolidated financial statements of Valneva SE incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Deloitte & Associés (PCAOB ID: 1756) and PricewaterhouseCoopers Audit (PCAOB ID: 1347), independent registered public accounting firms as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firms given their authority as experts in accounting and auditing.

The offices of Deloitte & Associés are located at 19, boulevard Alfred Daney, 33041 Bordeaux Cedex, France.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine Cedex, France.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and the members of our management board and supervisory board and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at www.valneva.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-40377.

The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022;

●	our Reports on Form 6-K filed or furnished with the SEC on January 10, 2022, January 19, 2022, January 26, 2022, February 1, 2022, February 4, 2022, February 23, 2022, March 1, 2022, March 8, 2022, March 14, 2022, March 22, 2022, March 25, 2022 (excluding exhibit 99.3 filed therewith), April 19, 2022, April 26, 2022, May 5, 2022 (excluding exhibit 99.4 filed therewith, and as amended by Amendment No. 1 to Form 6-K filed on August 12, 2022), May 16, 2022, May 20, 2022, May 25, 2022, June 3, 2022, June 8, 2022, June 10, 2022, June 15, 2022, June 23, 2022, June 24, 2022, July 20, 2022, August 3, 2022, August 12, 2022, August 15, 2022, August 19, 2022, August 26, 2022, August 29, 2022, September 8, 2022, September 20, 2022, September 26, 2022 and September 29, 2022 and our Report on Form 6-K/A filed on August 12, 2022; and

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 3, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this global offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Valneva SE
6 rue Alain Bombard

44800 Saint-Herblain

France

+33 2 28 07 37 10

21,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Goldman Sachs	Jefferies	Guggenheim Securities	Bryan, Garnier & Co.

September 29, 2022

PROSPECTUS

$200,000,000

Ordinary Shares
American Depositary Shares representing Ordinary Shares
Warrants to Purchase Ordinary Shares or American Depositary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of our ordinary shares, including ordinary shares represented by American Depositary Shares, or ADSs, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN.” On August 11, 2022, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $20.83 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “VLA.” On August 11, 2022, the closing price of our ordinary shares on Euronext Paris was €10.01 per ordinary share. Each ADS represents two ordinary shares. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F and any other reports or documents incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of the members of our management board and supervisory board and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2022.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ordinary shares represented by ADSs, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “Valneva,” “the company,” “our company,” “we,” “us” and “our” refer to Valneva SE and its consolidated subsidiaries.

In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement or free writing prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a specialty vaccine company focused on the development, manufacturing and commercialization of prophylactic vaccines for infectious diseases with significant unmet medical need. We take a highly specialized and targeted approach to vaccine development and then apply our deep understanding of vaccine science to develop prophylactic vaccines to address these diseases. We have leveraged our expertise and capabilities both to successfully commercialize two vaccines and to rapidly advance a broad range of vaccine candidates into and through the clinic. We also have a robust manufacturing and laboratory platform with facilities across Europe to meet our clinical and commercial needs, including BioSafety Level 3 manufacturing and R&D facilities.

Our clinical portfolio is composed of a number of highly differentiated vaccine candidates that are designed to provide preventative solutions to diseases with high unmet need:

●	VLA15 is a Phase 3 vaccine candidate targeting Borrelia, the bacterium that causes Lyme disease, under development in collaboration with Pfizer. VLA15 targets the six most prevalent serotypes, or variations, of Borrelia in the United States and in Europe. Pending successful completion of the Phase 3 study, Pfizer could potentially submit a Biologics License Application, or BLA, to the U.S. Food and Drug Administration, or FDA, and Marketing Authorization Application to the European Medicines Agency in 2025.

●	VLA1553 targets the chikungunya virus and is currently the only chikungunya vaccine candidate that successfully completed primary analysis in pivotal Phase 3 studies. These studies will support submission of a BLA with the FDA, expected to be completed in the second half of 2022.

●	VLA2001 is an inactivated, whole virus, dual-adjuvanted vaccine against the SARS-CoV-2 virus that causes COVID-19 and is the only inactivated vaccine to have received a standard marketing authorization in Europe.

Our commercial portfolio includes IXIARO (also marketed as JESPECT in Australia and New Zealand), indicated for the prevention of Japanese encephalitis in travelers and military personnel, and DUKORAL, indicated for the prevention of cholera and, in Canada, Switzerland, New Zealand and Thailand, prevention of diarrhea caused by ETEC, the leading causes of travelers’ diarrhea.

Corporate Information

We were incorporated on March 24, 1999 as a limited liability company and converted into a European Company (Societas Europaea, or SE) on May 28, 2013. Our principal executive offices are located at 6 rue Alain Bombard, 44800 Saint-Herblain, France. We are registered at the Nantes Trade and Companies Registry under the number 422 497 560. Our telephone number at our principal executive offices is +33 2 28 07 37 10. We have eight wholly owned subsidiaries—Valneva Austria GmbH, a limited liability company formed under the laws of Austria in 2013, Valneva Scotland Ltd., a private company limited by shares formed under the laws of Scotland in 2003, Valneva USA, Inc., a Delaware corporation formed in 1997, Vaccines Holdings Sweden AB, a private limited company formed under the laws of Sweden in 2014, Valneva Sweden AB, a private limited company formed under the laws of Sweden in 1992, Valneva Canada, Inc., a corporation formed under the laws of Canada in 2015, Valneva UK Ltd., a private company formed under the laws of England and Wales in 2015, and Valneva France SAS, a société par actions simplifiée formed under the laws of France in 2019.

Our agent for service of process in the United States is Valneva USA, Inc., 4550 Montgomery Avenue, Suite 460, Bethesda, MD 20878, + 1 301 556 4500.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.valneva.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

●	to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will cease to be an emerging growth company on December 31, 2022. Until then, we may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our management board and supervisory board and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $200,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2021 as updated by our subsequent filings including our Reports on Form 6-K which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports furnished on Form 6-K with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	timing and expected outcomes of clinical trials, pre-clinical studies and regulatory submissions;

●	expected benefits of our approach to vaccine development, particularly with respect to our vaccine candidates in development;

●	estimates and expectations regarding the impact of reduced order volumes of VLA2001 on our financial statements, including potential future write-offs of inventory;

●	our expectations with respect to future investment in the development and commercialization of VLA2001;

●	the potential safety and effectiveness of our vaccine candidates in development and, with respect to VLA2001, the potential for this vaccine to complement other COVID-19 vaccines, be used as a booster or be used to treat specific populations or age groups;

●	our ability to successfully develop, advance and commercialize our pipeline of product candidates;

●	our expectations and forecasts for sales of our approved products, particularly our COVID-19 vaccine, including order volumes and timing;

●	the present and future effects of the COVID-19 pandemic on our sales and operations, including our expectations and assumptions regarding the resumption of travel and the future demand for travel vaccines and COVID-19 vaccines;

●	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain our current collaborations and partnerships and our ability to enter into new collaborations and partnerships;

●	our expectations related to future milestone and royalty payments and other revenue under our collaborations and partnerships;

●	our ability to safely and effectively scale up our manufacturing capabilities and supply a sufficient quantity of our products and product candidates;

●	our ability to meet our obligations under our various collaboration, partnership and distribution arrangements and financing arrangements;

●	our estimate regarding future revenue, expenses, capital requirements and need for additional financing;

●	estimates of market opportunity for our approved products and vaccine candidates;

●	the effects of increased competition as well as innovations by new and existing competitors in our industry;

●	our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States, Europe and other countries;

●	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance; and

●	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where such securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ADSs sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of the ordinary shares, the American Depositary Shares and the articles of association, or bylaws, of Valneva SE (“Valneva,” the “Company,” “us” or “we”) is a summary and does not purport to be complete. This summary is subject to, and qualified in its entirety by reference to, the complete text of the Company’s bylaws, which are filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part. The Company encourages you to read the Company’s bylaws carefully.

As of July 31, 2022, Valneva had the following series of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, nominal value €0.15 per share*	*	The Nasdaq Global Select Market*

American Depositary Shares, each representing two ordinary shares, nominal value €0.15 per ordinary share	VALN	The Nasdaq Global Select Market

* Not for trading, but only in connection with the registration of the American Depositary Shares.

ORDINARY SHARES

As of July 31, 2022, our issued share capital consisted of a total of 117,331,343 ordinary shares with a nominal value of €0.15 per share and 20,514 preferred shares convertible into ordinary shares, also with a nominal value of €0.15 per preferred share. Of these 117,331,343 issued ordinary shares, 117,207,021 shares are outstanding and 124,322 are treasury shares.

The description below reflects the terms of our bylaws and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full text of our bylaws, which are filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

Business Purpose

Our business purpose, within France and in every country is the following:

●	research and development within the field of biomedicine and pharmacy;
●	commercial exploitation of patents and know-how;
●	trading in products of all kinds, and the provision of services in the field of data processing and information technology;
●	production, monitoring and marketing of all products, services and research programs with applications to human and animal health, using the technologies of molecular and cellular biology and all of the associated techniques;
●	participation of the Company by all means, direct or indirect, in all operations which may be associated with its company object, though the creation of new companies, contributions, subscription or purchase of securities or company rights, mergers or otherwise, the creation, acquisition, leasing, lease management of all patents regarding these activities, within France and abroad;

and more generally, all industrial, commercial or financial, securities or property operations, which may be directly or indirectly associated with its business object or likely to favor its exploitation, realization or development.

Management Board

The Management Board is responsible for our management and is composed of a minimum of two members and a maximum of seven members who perform their duties under the supervision of the Supervisory Board.

Members of the Management Board

The members of the Management Board are appointed or have their appointments renewed by the Supervisory Board. The members of the Management Board must be individuals. They are not required to be shareholders. They may be French citizens or citizens of other countries. Members of the Management Board cannot be members of the Supervisory Board.

The maximum age for being a member of the Management Board and the limitations on having such an appointment concurrently with an appointment in another company are subject to our bylaws and the applicable legal and regulatory provisions. The age limit for the exercise of duties for a member of the Management Board is seventy years of age. A member of the Management Board is deemed to have resigned automatically at the end of the financial year during which the member reaches such age.

The term of office for the members of the Management Board is three years and may be renewed. If there is a vacancy, the Supervisory Board must fill the vacancy within two months. The replacement is appointed for the time remaining until the Management Board is up for renewal. A member of the Supervisory Board may be appointed by the Supervisory Board to exercise the duties of a member of the Management Board for the remaining period until the renewal of the Management Board, provided that such period lasts no more than six months. During this period, the duties of the party in question on the Supervisory Board shall be suspended.

The members of the Management Board may be removed from office, with or without cause, by the Supervisory Board or at any General Meeting of shareholders, by a simple majority vote.

Chairman of the Management Board

The Supervisory Board elects a Chairman from among the members of the Management Board to serve for the duration of his appointment as a member of the Management Board. The Chairman of the Management Board represents us in our relations with third parties.

The Supervisory Board may assign this power of representation to one or more other members of the Management Board. Assignees have the title of Managing Director.

Meetings and Powers of the Management Board

The Management Board meets as often as is in the Company’s interest and is required to submit a report to the Supervisory Board at least once per quarter which summarizes the principal actions or events occurring in the management of the Company. Meetings are called by the Management Board’s Chairman, its Directeur Général or by at least half of its members.

At least half of the members of the Management Board must be present to constitute a quorum and decisions are made by a majority of the members of the Management Board present or represented, unless the Management Board has only two members, in which case decisions must be unanimous. In the case of a tie vote, the Chairman of the Management Board shall have the deciding vote.

The Management Board has broad power to act under all circumstances on our behalf. It exercises this power within the limits of our business purpose and subject to any powers expressly given to the Supervisory Board and Shareholders’ Meetings by law and according to our bylaws, and abiding by any restrictions on powers decided by the Supervisory Board.

Compensation of the Management Board

The method and amount of compensation for each member of the Management Board is determined by the Supervisory Board when appointing such member.

Supervisory Board

Members of the Supervisory Board

The Management Board is supervised by a Supervisory Board made up of a minimum of three members and a maximum of eighteen. The members of the Supervisory Board are appointed for a renewable term of three years at the General Meeting of shareholders, which may revoke their appointments at any time. The appointees are selected from among the shareholders and may be individuals or companies. Members of the Supervisory Board cannot be members of the Management Board.

The maximum age for membership on the Supervisory Board is eighty years old.

Chairman of the Supervisory Board

The Supervisory Board appoints from its members who are individuals a Chairman and a Deputy Chairman, who are in charge of convening the Supervisory Board meetings and, as the case may be, directing its discussions.

In a report to the General Meeting of shareholders attached to the Management Board’s Management Report, the Chairman of the Supervisory Board reports on the conditions for preparing and organizing the work of the Supervisory Board as well as the internal control procedures set up by us.

Meetings and Powers of the Supervisory Board

The Supervisory Board meets as often as is in our interests but least once per quarter. Meetings are called by the Chairman or Deputy Chairman, or by a member of the Supervisory Board, under the circumstances and according to the conditions set forth in the bylaws. The Chairman shall convene the Supervisory Board at a date which may not be later than fifteen days when at least one member of the Management Board or at least one third of the members of the Supervisory Board submit a substantiated request to do so.

Supervisory Board meetings may also be held (i) by videoconference or any other electronic means of telecommunication or remote transmission, or (ii) by written decision on the conditions and within the limits provided for by law.

At least half of the members of the Supervisory Board must be present to constitute a quorum and decisions are made by a majority of the members of the Supervisory Board present or represented. In the case of a tie vote, the Chairman of the Supervisory Board shall have the deciding vote.

The Supervisory Board exercises permanent control over our management by the Management Board and the powers explicitly conferred on it by the French laws. It alone has the authority to authorize certain significant transactions.

Under French law, any agreement entered into, directly or through an intermediary, between us and one of the members of the Management Board or Supervisory Board, or a shareholder that holds over 10% of the voting rights, or, if such shareholder is a company, the controlling company thereof, must be subject to prior authorization from the Supervisory Board. The interested member cannot vote on such decision. The same applies to agreements in which a person referred above has an indirect interest. Such prior authorization also applies to agreements between us and another company if one of the members of our Management Board or Supervisory Board is the owner, a partner with unlimited liability, manager, director, managing director, member of the Management Board or of the Supervisory Board, or, in a general manner is in a position of responsibility within the other company. These provisions are not applicable to agreements concerning ordinary operations entered into under normal conditions.

Compensation of the Supervisory Board

Compensation for attendance at board meetings is determined at the annual ordinary General Meeting. The General Meeting of shareholders may allocate an annual fixed sum and our Supervisory Board allocates this sum among its members as it sees fit. In addition, the Supervisory Board may allocate exceptional compensation (rémunération exceptionnelle) for missions or mandates entrusted to its members; in this case, this remuneration is subject to the provisions regarding related-parties agreements.

Committees

The Supervisory Board may decide to establish committees responsible for reviewing matters which the Supervisory Board or its Chairman wish to submit to them for examination and advice.

Supervisory Board Observers

The Supervisory Board may appoint one or more observers.

The observers may attend all Supervisory Board meetings, with the right to speak but not to vote. They hold the same information and communication rights as the Supervisory Board’s members and they are bound to the same confidentiality obligations.

Rights and Obligations Attached to Ordinary Shares

Each of our ordinary shares gives the right to a share of the profits and assets in proportion to the amount of capital it represents. It also gives the right to vote and be represented in the General Meeting of shareholders under the conditions set forth by the law and the bylaws.

If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our ordinary shares. Any surplus will be distributed pro rata among shareholders in proportion to the number of ordinary shares respectively held by them, taking into account, where applicable, of the rights attached to ordinary shares of different classes.

Shareholders are liable for corporate liabilities only up to the par value of the ordinary shares they hold; they are not liable to further capital calls.

We have not issued any ordinary shares giving holders privileged rights compared to those attached to other ordinary shares.

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our bylaws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Voting Rights

The voting rights attached to the ordinary shares are in proportion to the amount of capital they represent and each share gives the right to one vote. However, ordinary shares fully paid up and evidenced as having been held in registered form in the name of the same shareholder for at least two years, carry a double voting right in respect to that granted to other ordinary shares, according to the portion of share capital they represent. The ownership of a share implies, ipso facto, the acceptance of our bylaws and any decision of our shareholders. However, ADSs are not eligible for double voting rights.

Under French law, treasury shares or ordinary shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

They is no limitation on voting rights in our bylaws nor limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Dividends

We may only distribute dividends out of our distributable profits, plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting.

“Distributable Profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts. Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.

Dividends are distributed to shareholders pro rata according to their respective holdings of ordinary shares. In the case of interim dividends, distributions are made to shareholders on the date set by our Management Board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our Management Board in the absence of such a decision by the shareholders. Shareholders that own ordinary shares on the actual payment date are entitled to the dividend.

Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Shareholders may be granted an option to receive dividends in cash or in ordinary shares, in accordance with legal conditions.

Change in Share Capital

Any change to the capital or the rights attached to the ordinary shares is subject to legal provisions, as our bylaws do not set forth any particular requirements.

Increase in Share Capital

Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our Management Board. The shareholders may delegate to our Management Board either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

●	issuing additional shares;
●	increasing the nominal value of existing shares;
●	creating a new class of equity securities (preference shares); and
●	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following issuances:

●	in consideration for cash;
●	in consideration for assets contributed in kind;
●	through an exchange offer or merger;
●	by conversion of previously issued debt instruments;

●	by exercise of the rights attached to securities giving access to the share capital;
●	by capitalization of profits, reserves or share premium; and
●	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the nominal value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital

Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our Management Board. The share capital may be reduced either by decreasing the nominal value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise, depending on the contemplated operations.

Preferential Subscription Rights

According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. Pursuant to French law, the preferential subscription rights are transferable during a period equivalent to the subscription period relating to a particular offering but starting two days prior to the opening of the subscription period and ending two days prior to the closing of the subscription period.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder.

Our Management Board and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

Form, Holding and Transfer of Shares

Form of Shares

The ordinary shares are held under registered or bearer form, if the legislation so permits, according to the shareholder’s choice. The preferred shares convertible into ordinary shares are held under registered form.

Further, in accordance with applicable laws, we may request at any time from the central depository responsible for holding our shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of holders of securities conferring immediate or long-term voting rights at its shareholders’ meeting and the amount of securities owned by each of them and, where applicable, the restrictions that the securities could be affected by.

Holding of Shares

In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Ownership of ADSs by Non-French Residents

Neither the French Commercial Code nor our bylaws currently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment:

(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii) that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage or biotechnology) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020 892 dated July 22, 2020, as amended (i) on December 28, 2020 by the Decree n° 2020-1729 and (ii) on December 22, 2021 by the Decree n° 2021-1758, has created until December 31, 2022 a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

While our current shareholders waived their preferential subscription rights with respect to certain offerings at a shareholders’ general meeting held on June 23, 2022, in the future our shareholders will have preferential subscription rights. Under French law, shareholders have preferential rights to subscribe for cash issues of new ordinary shares or other securities giving rights to acquire additional ordinary shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of ordinary shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new ordinary shares or other securities giving rights to acquire additional ordinary shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new ordinary shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section herein titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Risk Factors—Your right as a holder of ADSs to participate in any future preferential subscription rights offering or to elect to receive dividends in shares may be limited, which may cause dilution to your holdings” in our Annual Report on Form 20-F.

Assignment and Transfer of Shares

Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Repurchase and Redemption of Ordinary Shares

Under French law, we may acquire our own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation 596/2014 of April 16, 2014 and its delegated regulations, or MAR, provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of the French Commercial Code and with the General Regulations of the French Financial Markets Authority, or AMF and (ii) for the following purposes:

●	to decrease our share capital, with the approval of the shareholders at an extraordinary general meeting; in this case, the ordinary shares repurchased must be cancelled within one month from the expiry of the purchase offer;
●	to meet obligations arising from debt securities that are exchangeable into equity instruments;
●	to provide ordinary shares for distribution to employees or managers under a profit-sharing, free ordinary share or share option plan; or
●	we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations of, and market practices accepted by, the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of ordinary shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Ordinary shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions

Our bylaws do not provide for any sinking fund provisions.

General Meeting of Shareholders

General Meetings of shareholders are called by the Management Board, or failing that, by the Supervisory Board. They can also be called by the auditor(s) or an officer appointed by a court upon request, by any interested party or by the Works Council in an emergency, by one or more shareholders holding at least five percent of the ordinary shares or by an association of our shareholders. Meetings are held at our registered offices or at any other location indicated in the convening notice.

The meeting is published in the French Bulletin of Mandatory Legal Notices (Bulletin des Annonces Légales Obligatoires or BALO) at least 35 days prior to the date of a General Meeting of shareholders. In addition to the information concerning us, the notice indicates in particular the agenda of the General Meeting of shareholders and the draft resolutions that will be presented.

In the 21 days preceding the meeting, we will publish the information and documents relating to the meeting on our web site.

The General Meeting of shareholders must be announced at least 15 days beforehand, by a notice placed in a journal that publishes legal announcements in the department where the headquarters are located, and in the BALO. Holders of registered ordinary shares who have owned them for at least one month as of the date on which the latest notice is published receive individual notices. When a General Meeting of shareholders is unable to take action because the requisite quorum is not present, a second meeting is called at least ten days in advance using the same procedure as the first one.

The General Meeting of shareholders may only take action on items on the agenda. However, it may dismiss and replace one or more members of the Supervisory Boards any time. The General Meeting may also dismiss the members of the Management Board. One or more shareholders representing at least the percentage of share capital fixed by law, and acting according to the legally required conditions and deadlines, are allowed to request that items and/or draft resolutions be added to the agenda of the General Meeting of shareholders.

Each shareholder has the right to attend the meetings and take part in deliberation (i) personally; (ii) by granting proxy to another shareholder, his or her spouse or partner in a civil union or any other natural or legal person of his or her choice; (iii) by sending a proxy to the company without indication of the beneficiary; (iv) by voting by correspondence; or (v) by videoconference or another means of telecommunication, including internet, in accordance with applicable laws and regulations that allow identification; by presenting proof of identity and ownership of ordinary shares, subject to:

●	for holders of registered ordinary shares, an entry in the shareholder registry at least two business days before the General Meeting of shareholders; and
●	for holders of bearer ordinary shares, filing, under the conditions provided by law, of a certificate of participation issued by an authorized intermediary two days before the date of the General Meeting of shareholders.

The final date for returning voting ballots by correspondence is set by the Management Board and disclosed in the notice of meeting published in the BALO. This date cannot be earlier than three days prior to the meeting as provided in the bylaws.

A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

A shareholder may be represented at meetings by any individual or legal entity by means of a proxy form which we send to such shareholder either at the shareholder’s request or at our initiative. A shareholder’s request for a proxy form must be received at the registered office at least five days before the date of the meeting. The proxy is only valid for a single meeting, for two meetings (an ordinary and an extraordinary meeting convened for the same day or within 15 days) or for successive meetings convened with the same agenda.

A shareholder may vote by correspondence by means of a voting form, which we send to such shareholder either at the shareholder’s request or at our initiative, or which we include in an appendix to a proxy voting form under the conditions provided for by current laws and requirements. A shareholder’s request for a voting form must be received at the registered office at least six days before the date of the meeting. The voting form is also available on our website at least 21 days before the date of the meeting. The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

The above legislation provides that shareholders (and all the persons who may attend the general meeting of shareholders) may participate in the meeting by means of a teleconference or audio-visual conference call if this conference allows for the identification of the participants, transmits at least the voice of the participants and allows the continuous and simultaneous retransmission of the debates.

Our Bylaws and French Corporate Law Contain Provisions that May Delay or Discourage a Takeover Attempt

Provisions contained in our bylaws and French corporate law could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of our bylaws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:

●	under French law, the owner of 90% of the share capital or voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the European Economic Area, or EEA, Agreement, including from the main French stock exchange, has the right to force out minority shareholders following a tender offer made to all shareholders;
●	under French law, a non-resident of France as well as any French entity controlled by non-residents of France may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. See “Ownership of ADSs by Non-French Residents” herein;
●	under French law, certain investments in a French company relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by individuals or entities not French, not resident in France of controlled by entities not French or not resident in France are subject to prior authorization of the Ministry of Economy. See “Ownership of ADSs by Non-French Residents” herein;
●	a merger (i.e., in a French law context, a share for share exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our Management Board as well as a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting;
●	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;
●	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

●	our shareholders may grant in the future our Management Board broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our ordinary shares;
●	our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;
●	our Supervisory Board appoints the members of the Management Board and shall fill any vacancy within two months;

●	our Supervisory Board has the right to appoint members of the Supervisory Board to fill a vacancy created by the resignation or death of a member of the Supervisory Board for the remaining duration of such member’s term of office, and subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our Supervisory Board;
●	our Management Board can be convened by the Chairman of the Management Board, its chief executive officer or at least half of the members of the Management Board;
●	our Supervisory Board can be convened by the Chairman or the Deputy Chairman or one member of the Supervisory Board. A member of the Management Board or one-third of the members of the Supervisory Board may send a written request to the Chairman to convene the Supervisory Board. If the chairman does not convene the Supervisory Board 15 days following the receipt of such request, the authors of the request may themselves convene the Supervisory Board;
●	our Supervisory Board meetings can only be regularly held if at least half of its members attend either physically or by way of videoconference or teleconference enabling the members’ identification and ensuring their effective participation in the Supervisory Board’s decisions;
●	approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove members of the Management Board and/or members of the Supervisory Board with or without cause;
●	the crossing of certain ownership thresholds has to be disclosed and can impose certain obligations; see “Key Provisions of Our Bylaws and French Law Affecting Our Ordinary Shares” herein;
●	advance notice is required for nominations to the Supervisory Board or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a member of the Supervisory Board can be proposed at any shareholders’ meeting without notice;
●	transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with MAR; and
●	pursuant to French law, our bylaws, including the sections relating to the number of members of the Management and Supervisory Boards, and election and removal of members of the Management and Supervisory Boards from office may only be modified by a resolution adopted by two-thirds of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting.

Shareholder Identification

Ordinary shares may be registered or bearer ordinary shares, at the option of the shareholder, subject to the applicable legal requirements.

To identify the holders of bearer ordinary shares, we are authorized to ask in accordance with current legal and regulatory requirements, the central depositary that maintains the records of the issue of these ordinary shares, in exchange for a fee, for the holders’ name or business name, year of birth or year of incorporation, address and nationality, e-mail address, number of securities held giving immediate or future access to the capital and any restrictions to which the securities are subject.

Modification of the Bylaws

Our bylaws may only be amended by approval at an extraordinary shareholders’ meeting. Our bylaws may not, however, be amended to increase shareholder commitments without the approval of each shareholder. Decisions are made by a two-thirds majority of the votes held by the shareholders present, represented by proxy, or voting by mail.

Crossing the Threshold Set in the Bylaws

Without prejudice to the legal or regulatory stipulations, any natural person or legal entity who goes above or below, directly or indirectly, acting alone or in concert (de concert), a percentage of the share capital or voting rights equal to or higher than 2% or a multiple of this percentage, must inform us of the total number of ordinary shares, voting rights and securities giving access to capital or voting rights that it, he or she owns immediately or eventually, within four trading days of the date on which such ownership threshold is crossed.

If shareholders fail to comply with these obligations, shares or voting rights exceeding the fraction that should have been declared are deprived of voting rights at General Meetings of Shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the Commercial Code, if the failure to declare has been determined and one or several shareholders holding at least 5% of the capital make a request thereof, as recorded in the minutes of the General Meeting.

These requirements are without prejudice to the threshold crossing declarations provided for under French law in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code, which impose a declaration to us and to the AMF upon crossing of the following thresholds in share capital or voting rights no later than the fourth trading day following the crossing: 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95%.

Furthermore, any shareholder crossing, alone or acting in concert, these 10%, 15%, 20% or 25% thresholds shall file a declaration pursuant to which it shall set out its intention for the following 6 months, including notably whether it intends to continue acquiring shares of the company or to acquire control over the company and its intended strategy for the company.

In addition, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases their holding of capital or voting rights by at least 1% of the company’s capital or voting rights, shall file a mandatory public tender offer.

Differences in Corporate Law

We are a société européenne à directoire et conseil de surveillance, or S.E., incorporated under the laws of France. The laws applicable to French S.E. differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law, the law under which many public companies in the United States are incorporated. This summary is not intended to be a complete discussion of the respective rights.

	France	Delaware
Number of the members of the Management Board and of the Supervisory Board	Under French law, a société européenne à directoire et conseil de surveillance must have at least three and may have up to eighteen members of the Supervisory Board. The number of members of the Management Board cannot be greater than seven. In addition, the composition of the Management Board endeavors to seek a balanced representation of women and men. The number of members of the Management Board and of the Supervisory Board is fixed by or in the manner provided in the bylaws. The number of members of the Supervisory Board of each gender may not be less than 40%. Any appointment made in violation of this limit that is not remedied will be null and void as well as the deliberations taken by the Supervisory Board member irregularly appointed. The members of the Supervisory Board are appointed at the shareholders’ general meetings.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.

Members of the Management Board and of the Supervisory Board Qualifications	Under French law, a corporation may prescribe qualifications for the members of the Management Board and of the Supervisory Board under its bylaws. In addition, under French law, members of a supervisory board of a corporation may be legal entities (with the exception of the chairman of the supervisory board), and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the supervisory board.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.

Removal of members of the Management Board and of the Supervisory Board	Under French law, the members of the Management Board and of the Supervisory Board may be removed from office, with or without cause and without notice, at any shareholders’ meeting, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy. In addition, the members of the Management Board may be removed by the Supervisory Board if provided in the bylaws. Our bylaws provide this possibility.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

	France	Delaware
Vacancies on the Management Board and on the Supervisory Board	Under French law, vacancies on the Management Board resulting from death or a resignation have to be filled by the Supervisory Board within two months. In case of a vacancy on the Management Board, the Supervisory Board may appoint, for the time remaining until the renewal of the member (which may not exceed six months) one of its members to serve as a member of the Management Board, resulting in the suspension from his or her duties on the Supervisory Board. Vacancies on the Supervisory Board resulting from death or a resignation, may be filled by the remaining members of the Supervisory Board pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by newly created directorships, may be filled by a majority of the remaining directors (even though less than a quorum).

Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the Management Board and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the bylaws, or by the board of directors if neither the certificate of incorporation or the bylaws so provide.

General Meeting	Under French law, general meetings of the shareholders may be called by the Management Board or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the Management Board or the relevant person. General meetings of the shareholders may also be called by the Supervisory Board.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

	France	Delaware
Notice of General Meetings	A first convening notice is published in the BALO at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Subject to special legal provisions, the meeting notice is sent out at least 15 days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin (journal d’annonces légales) of the registered office department and in the BALO. Further, the holders of registered ordinary shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The convening notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Commerce and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date determining notice and, in the case of a special meeting, purpose or purposes for which the meeting is called.

	France	Delaware
Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to another shareholder, his/her spouse, his/her partner with whom he/she has entered into a civil union or to any natural or legal person of his/her choice; or (iii) by sending a proxy to the company without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the Management Board), or (iv) by voting by correspondence, or (v) by video conference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting, for two meetings (an ordinary and an extraordinary meeting convened for the same day or within 15 days) or for successive meetings convened with the same agenda.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société européenne.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

	France	Delaware
Preemptive Rights	Under French law, in case of issuance of additional ordinary shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or whose votes were blank or null. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock.

	France	Delaware
Sources of Dividends

Under French law, dividends may only be paid by a French société européenne out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law. “Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their ordinary shares for their subscription that the shareholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the bylaws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	France	Delaware
Repurchase of Ordinary Shares

Under French law, a corporation may acquire its own ordinary shares. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:

● to decrease its share capital, with the approval of the shareholders at the extraordinary general meeting;

● to meet obligations arising from debt securities that are exchangeable into equity instruments; or

● with a view to distributing the relevant shares to employees or managers under a profit-sharing, restricted free ordinary share or share option plan.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under the MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of ordinary shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware
Liability of members of the Management Board and of the Supervisory Board	Under French law, the bylaws may not include any provisions limiting the liability of members of the Management Board. Civil liabilities of the members of the Management Board and of the Supervisory Board may be sought for (1) an infringement of laws and regulations applicable to a company, (2) breach of the bylaws and (3) management failure. Civil liabilities of the members of the Supervisory Board may be sought for the infractions committed by the members of the Management Board if, by knowing it, they did not reveal it to the shareholders’ meeting.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

● any breach of the director’s duty of loyalty to the corporation or its stockholders;

● acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

● intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

● any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the bylaws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. As from April 2016, double voting rights are automatically granted to the shares held in registered form for more than two years, unless provided otherwise in the bylaws. Our bylaws do not provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	France	Delaware
Shareholder Vote on Certain Transactions

Generally, under French law, completion of merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

● the approval of the Management Board; and

● approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-European Union company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the Management Board authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

● the approval of the board of directors; and

● approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock.

France	Delaware

Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of a merger or consolidation requires the holders to accept for their shares anything other than:

● shares of stock of the surviving corporation;

● shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

● cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

● any combination of the above.

● In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for members of the Management Board and of the Supervisory Board	French law does not contain specific provisions setting forth the standard of conduct of a member of the Management Board and of the Supervisory Board. However, members of the Management Board and of the Supervisory Board have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social). In addition, members of the Management Board shall take into account social and environmental issues arising out of the Company’s activity.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

	France	Delaware
Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the Management Board (but not from the Supervisory Board) of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder through the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the members of the Management Board only, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

● state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

● state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation	Under French law, corporations are not required to file a certificate of incorporation with the French Registry of Commerce and Companies (registre du commerce et des sociétés) and only have bylaws (statuts) as organizational documents.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

● its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

● the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

	France	Delaware
Amendment of Bylaws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the bylaws. The extraordinary shareholders’ meeting may authorize the Supervisory Board to amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Legal Name; Formation; Registered Office

Our legal name and commercial name is Valneva SE. We were incorporated on March 24, 1999. Our headquarters are located at 6 rue Alain Bombard, 44800 Saint-Herblain, France. We are registered at the Nantes Trade and Companies Registry under the number 422 497 560. Our telephone number at our principal executive offices is +33 228 073 710. Our agent for service of process in the United States is Valneva USA, Inc. Our website address is www.valneva.com. The reference to our website is an inactive textual reference only and information contained in, or that can be assessed through, our website is not part of this prospectus.

Listing

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN” and our ordinary shares are listed on Euronext Paris under the symbol “VLA.”

Transfer Agent and Registrar

The depositary for our ADSs is Citibank, N.A. CACEIS is our transfer agent and registrar for our ordinary shares and currently maintains our share register for our ordinary shares. The share register reflects only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying the ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs by Non-French Residents

Neither the French Commercial Code nor our bylaws currently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment:

(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii) that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage or biotechnology) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020 892 dated July 22, 2020, as amended on December 28, 2020 by the Decree n° 2020-1729 and (ii) on December 22, 2021 by the Decree n° 2021-1758, has created until December 31, 2022 a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

While our current shareholders waived their preferential subscription rights with respect to certain offerings at a shareholders’ general meeting held on June 23, 2022, in the future our shareholders will have preferential subscription rights. Under French law, shareholders have preferential rights to subscribe for cash issues of new ordinary shares or other securities giving rights to acquire additional ordinary shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of ordinary shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new ordinary shares or other securities giving rights to acquire additional ordinary shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new ordinary shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank is the depositary for the ADSs representing our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. The form of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to registration number 333-255301 when retrieving such copy. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, two ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of France.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary; or

●	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary; or

●	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of the global offering, the ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in the prospectus.

After the closing of the global offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

●	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

●	You are duly authorized to deposit the ordinary shares.

●	The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination, and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus entitled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares	Up to U.S. 5¢ per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to ordinary share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder, you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

●	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS global offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

●	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

●	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation including regulations of any stock exchange, or by reason of present or future provision of any provision of our Articles of Incorporation, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Incorporation or in any provisions of or governing the securities on deposit.

●	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary also disclaim liability for the inability by a holder or beneficial holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:

●	the designation and aggregate number of warrants offered;

●	the price at which the warrants will be offered;

●	the currency or currency unit in which the warrants are denominated;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

●	the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

●	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

●	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

●	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION

The material French and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Hogan Lovells Paris LLP, Paris, France. Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Valneva SE incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Deloitte & Associés (PCAOB ID: 1756) and PricewaterhouseCoopers Audit (PCAOB ID: 1347), independent registered public accounting firms as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firms given their authority as experts in accounting and auditing.

The offices of Deloitte & Associés are located at 19, boulevard Alfred Daney, 33041 Bordeaux Cedex, France.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine Cedex, France.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. The majority of our members of the Management Board and Supervisory Board are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident members of the Management Board and Supervisory Board in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident members of the Management Board and supervisory;

●	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident members of the Management Board and Supervisory Board; and

●	to enforce against us or our Management Board in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment is enforceable in the jurisdiction of the U.S. court which rendered it, (2) that judgment was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (3) that judgment does not contravene French international public order and public policy, including the right to due process, and (4) the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Management Board and Supervisory Board or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Management Board and Supervisory Board or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and the members of our management board and supervisory board and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.valneva.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 24, 2022;

●	our Reports on Form 6-K filed or furnished with the SEC on January 10, 2022, January 19, 2022, January 26, 2022, February 1, 2022, February 4, 2022, February 23, 2022, March 1, 2022, March 8, 2022, March 14, 2022, March 22, 2022, March 25, 2022 (excluding exhibit 99.3 filed therewith), April 19, 2022, April 26, 2022, May 5, 2022 (excluding exhibit 99.4 filed therewith, and as amended by Amendment No. 1 to Form 6-K filed on August 12, 2022), May 16, 2022, May 20, 2022, May 25, 2022, June 3, 2022, June 8, 2022, June 10, 2022, June 15, 2022, June 23, 2022, June 24, 2022, July 20, 2022, August 3, 2022, August 12, 2022, August 15, 2022, August 19, 2022, August 26, 2022, August 29, 2022, September 8, 2022, September 20, 2022, September 26, 2022 and September 29, 2022 and our Report on Form 6-K/A filed on August 12, 2022; and

●	the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 3, 2021, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Valneva SE
6 rue Alain Bombard

44800 Saint-Herblain

France

+33 2 28 07 37 10

You may also access these documents on our website, www.valneva.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$18,540
FINRA filing fee	30,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)	These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

$200,000,000

Ordinary Shares
American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

PROSPECTUS